Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-214551) pertaining to a shelf registration statement and the offering of up to 4,330,000 shares of common stock of United Bankshares, Inc.,

2)	Registration Statement (Form S-8 No. 333-212766) pertaining to the 2016 Long-Term Incentive Plan of United Bankshares, Inc.,

3)	Registration Statement (Form S-8 No. 333-176658) pertaining to the 2011 Long-Term Incentive Plan of United Bankshares, Inc.,

4)	Registration Statement (Form S-8 No. 333-138192) pertaining to the 2006 Stock Option Plan of United Bankshares, Inc.,

5)	Registration Statement (Form S-8 No. 333-106528) pertaining to the 2001 Incentive Stock Option Plan of United Bankshares, Inc.,

6)	Registration Statement (Form S-8 No. 333-24241) pertaining to the 1996 Incentive Stock Option Plan of United Bankshares, Inc., and

7)	Registration Statement (Form S-8 No. 33-32522) pertaining to the United Bankshares, Inc. Savings and Stock Investment Plan.

of our reports dated March 1, 2017 with respect to the consolidated financial statements of United Bankshares, Inc., and the effectiveness of internal control over financial reporting of United Bankshares, Inc., included in this Annual Report (Form 10-K) of United Bankshares Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Charleston, WV

March 1, 2017